Exhibit 10.34

Process Number:
Component Sales Contract
Contract Number:
Signed Time: July 23, 2019	Signed Address: Xianning City in Hubei Province
Supplier: CSUN LCUKSKY NEW ENERGY CO., LTD.
Demander: Xinrongxiang Energy Group Co., Ltd.in Shanxi Province

On the basis of honesty and trustworthiness, equality and voluntariness, and compensation of equal value, both Suppliers and Demanders have reached the following unanimous opinions and signed this contract with a view to abiding by it together.

1、Product Name, Specification, Quantity, Unit Price and Amount

solar cell components

Number	Specification	Nominal Power (W)	Unit	Total Amount (tentative)	Unit Price (Yuan)	Total Price (Yuan) (tentative)
1	CSUN-275-60P	275	block	200,000,000	2.2	440,000,000
2	inverter and combiner box		set
Total						440,000,000

Total Price (capitalized): 440,000,000 RMB(tentative) (the above price includes 13% VAT)
Note: The selling price of the above component includes matching inverter and combiner box.

2、Delivery Time

2.1 The goods shall be delivered in batches after the receipt of advance payment (15 days).

2.2 Before receiving the payment in the method of settlement agreed in the Article 4 of this contract, the Supplier shall have the right to refuse to perform its obligations under the contract, the losses caused by delayed payment shall be borne by the Demander, and the Demander shall be liable for breach of contract for delayed payment in accordance with Article 9.

3、Delivery Address: The delivery address shall be specified by the Demander.

4、 Payment Method: After the signing of the contract, the Demander shall pay 30% of the price of the single batch according to the quantity of delivery in batches as advance payment(the single batch shall not be less than 10MW), The Demander shall pay 40% of the total amount of the goods in each batch as the payment before delivery, and the final payment for the remaining 30% of the batch shall be paid within one month after delivery or after grid-connected power generation(The first 50 MW shall be settled according to the above). After 50 MW, the Demander shall settle according to 80%-100% of the fund allocation. The above payment shall be paid to the account designated by the supplier by telegraphic transfer, and a VAT invoice of equal amount shall be issued to the Demander for settlement. Each 100MW shall be a node, and the component sales contract shall be signed according to 100MW.

5、 Quality Requirements: TUV certification standards shall be implemented for component products; the power error range shall be 0-3%. The silica gel shall be uniform and component surface should be clean. 10 years product quality assurance and 25 years linear power quality assurance shall be guaranteed.

6、 Packing Standard: The packaging standard shall meet the packaging standards for highway transportation and meet the requirements for long-distance long-distance transportation.

7、 Force Majeure:

7.1 If the parties fail to perform their obligations in accordance with the contract due to natural disasters, wars, government intervention or other unforeseen, unavoidable and insurmountable events, the parties shall not be liable for breach of contract, but they must provide effective certificates issued by the notary department in the area where the force majeure incident occurred within seven days;

7.2 If a party breaches the contract first and force majeure occurs after the delay of performance, the party shall not be exempted from its liability for breach of contract.

8、Confidentiality: During the performance of this contract, the relevant information involved in this contract, including but not limited to the business activities, products, technical details, performance and price of the subject of the contract, shall not be disclosed to any third party without the consent of the other party and shall not be used for purposes other than the performance of this contract.

9、Breach Clause

9.1 If the Supplier fails to deliver the goods to the Demander on the date of delivery stipulated in the contract, for each delay of one week, the Supplier shall pay the liquidated damages to the Demander according to the standard of 0.5% of the total price of the goods delayed, and the total amount of liquidated damages shall not exceed 10% of the amount of the unfulfilled contract.

9.2 If the Demander fails to pay the price according to the time or amount stipulated in the contract, for each delay of one week, the Demander shall pay the liquidated damages to the Supplier according to the standard of 0.5% of the total amount of the overdue payment, and the total amount of liquidated damages shall not exceed 10% of the unpaid amount.

9.3 If one of the parties to the contract breaches the contract, and the party in breach still fails to perform the contract if the other party to the contract has issued the notice of continuing to perform the contract for 15 days, then the other party to the contract shall have the right to terminate the contract.

9. 4 The two parties agree that the goods delivered by the Supplier under this contract can only be resold or used in China, and do not infringe on the rights of any third party and shall comply with Chinese laws and regulations.

9.5 Once the goods are resold or used for other purposes outside of China, the Demander shall be liable for all the losses arising from the liability caused by the Supplier.

10、Dispute Resolution: Disputes arising from this contract shall be settled through consultation between the two parties. If the dispute fails to be settled through consultation, both parties may file a lawsuit to the people's court with jurisdiction at the place where the contract is signed.

11、Others: This contract shall come into effect after the signature and seal by both parties, and the fax shall be valid. This contract shall be in duplicate, each party shall hold a copy.

Supplier	Demander
Company Name: CSUN LCUKSKY NEW ENERGY CO., LTD.	Company Name: Xinrongxiang Energy Group Co., Ltd. in Shanxi Province
Company Address: Group I, Fuqiao Village, Henggouqiao Town, High-tech Zone, Xianning City, Hubei Province	Company Address: Yuncheng Economic Development Zone, Yuncheng City, Shanxi Province
Bank Name: the Xianning Economic Development Zone Branch of Bank of China Limited	Bank Name: the Yuncheng Airport Branch of China Construction Bank Co., Ltd.
Bank Account:	Bank Account:
Tax Number:	Tax Number: 91140899MAOKL22R90
Phone Number:	Phone Number: 13133399767
Fax Number:	Fax Number:
Authorized Representative:	Authorized Representative:
(Company Seal)	(Company Seal)